EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Rainier Investment Management Mutual Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Rainier Investment Management Mutual Funds for the year ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Rainier Investment Management Mutual Funds for the stated period.

/s/ J. GLENN HABER J. Glenn Haber Chief Executive Officer and Treasurer Rainier Investment Management Mutual Funds
Dated: June 7, 2007

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Rainier Investment Management Mutual Funds for purposes of Section 18 of the Securities Exchange Act of 1934.